                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                October 14, 2002

                            Critical Home Care, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                000-31249                                  88-0331369
          (Commission File Number)             (IRS Employer Identification No.)

   762 Summa Avenue, Westbury, New York                        11590
 (Address of Principal Executive Offices)                   (Zip Code)

                                 (516) 997-1200
              (Registrant's Telephone Number, Including Area Code)

                             New York Medical, Inc.
                             3779 E. Desert Inn Road
                             Las Vegas, Nevada 89121
          (Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

         On October 14, 2002, Mark Sherman, CPA ("Sherman"), resigned as the independent public accountants of Critical Home Care, Inc. (the "Registrant"). Sherman's reports on the Registrant's financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through June 30, 2002, there were no disagreements between the Registrant and Sherman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Sherman's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

         On October 14, 2002, the Registrant engaged Grassi & Co., CPAs, P.C. ("Grassi") to serve as the Registrant's independent public accountants for its fiscal year ending December 31, 2002. During the years ended December 31, 2000 and 2001, and through the date of engagement, the Registrant did not consult Grassi with respect to the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and neither written nor oral advice was provided the Registration that was considered in reaching a decision as to any auditing or financial reporting issues, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         Exhibit 16.1 Letter of Mark Sherman, CPA regarding change in certifying accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CRITICAL HOME CARE, INC.
                                                     (Registrant)

Date: October 15, 2002                               By: /s/ David Bensol
                                                         -----------------------
                                                         David Bensol, President